UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 13, 2013

KIMCO REALTY CORPORATION

 (Exact name of registrant as specified in its charter)

Maryland	1-10899	13-2744380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 New Hyde Park Road, Suite 100
New Hyde Park, NY 11042

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code (516) 869-9000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2013, Michael Pappagallo, Executive Vice President and Chief Operating Officer of Kimco Realty Corporation (the “Company”), notified the Company of his decision to resign his position with the Company, effective as of May 20, 2013, to accept a position as President and Chief Financial Officer of Brixmor Property Group.

On May 10, 2013, the Board of Directors of the Company appointed Conor Flynn, age 33, to serve as Executive Vice President and Chief Operating Officer of the Company, effective as of May 20, 2013. As previously disclosed, the Company has employed Michael Flynn, Conor Flynn’s father, in a strategic advisory capacity. Since January 1, 2012, Michael Flynn has received total compensation in the annual amount of approximately $371,000 for services he has provided to the Company.

The Company’s press release describing these events is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description
99.1	Press Release, dated May 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMCO REALTY CORPORATION
Date: May 13, 2013	By:	/s/ David B. Henry
Name: David B. Henry Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated May 13, 2013.